Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2021 relating to the financial statements of VEREIT Operating Partnership, L.P. and subsidiaries, appearing as Exhibit 99.1 in the Current Report on Form 8-K of Realty Income Corporation filed with the Securities and Exchange Commission on June 4, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

June 29, 2021